UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021 (February 25, 2021)

KENSINGTON CAPITAL ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-40114	86-1326226
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Old Country Road, Suite 301 Westbury, New York	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 674-6514

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant	KCAC.U	The New York Stock Exchange
Class A common stock	KCAC	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	KCAC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 25, 2021, the Registration Statement on Form S-1 (File No. 333-252266) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Kensington Capital Acquisition Corp. II (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On March 2, 2021, the Company consummated the IPO of 23,000,000 units (the “Units”), which includes the exercise in full of the underwriters’ option to purchase an additional 3,000,000 Units at the IPO offering price to cover over-allotments. Each Unit consists of one share of Class A common stock of the Company, $0.0001 par value per share (the “Class A Common Stock”), and one-fourth of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $230,000,000 (before underwriting discounts and commissions and offering expenses). Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

•

an Underwriting Agreement, dated February 25, 2021, by and among the Company and UBS Securities LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters, which contains customary representations and warranties and indemnification of the underwriters by the Company;

•

a Private Placement Warrants Purchase Agreement, dated February 25, 2021, between the Company and Kensington Capital Sponsor II LLC (the “Sponsor”), pursuant to which the Sponsor purchased 8,800,000 private placement warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share, subject to adjustment, at a price of $0.75 per warrant (the “Private Placement Warrants”);

•

a Warrant Agreement, dated February 25, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

•

an Investment Management Trust Agreement, dated February 25, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

•	a Registration Rights Agreement, dated February 25, 2021, between the Company and the Sponsor, which provides for customary demand and piggy-back registration rights for the Sponsor;

•

a Letter Agreement, dated February25, 2021, by and among the Company, the Sponsor and each of the officers and directors of the Company, pursuant to which the Sponsor and each officer and director of the Company has agreed to vote any shares of Class A Common Stock held by it, him or her in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the required time period; to certain transfer restrictions with respect to the Company’s securities; and to certain indemnification obligations of the Sponsor; and pursuant to which the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor;

•	Indemnity Agreements, each dated February 25, 2021, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company; and

•

a Services Agreement, dated February 25, 2021, by and between the Company and DEHC LLC, pursuant to which DEHC LLC has agreed to make available, or cause to be made available, to the Company, such administrative and other services of Daniel Huber as may be reasonably requested by the Company, for $20,000 per month, until the earliest of (a) the consummation by the Company of an initial business combination, (b) the Company’s liquidation and (c) the 18-month anniversary of the date the securities of the Company are first listed on the New York Stock Exchange (upon the consummation by the Company of an initial business combination, any portion of the amounts due that have not yet been paid will accelerate).

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 10.1, 4.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 8,800,000 Private Placement Warrants at a price of $0.75 per Private Placement Warrant, generating total proceeds of $6,600,000 (the “Private Placement”). The Private Placement Warrants, which were purchased by the Sponsor, are substantially similar to the Public Warrants, except that if held by the Sponsor or its permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption under certain redemption scenarios (except in certain redemption scenarios when the price per share of Class A Common Stock equals or exceeds $10.00 (as adjusted)), (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by, the Warrant Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2021, in connection with the IPO, Thomas LaSorda, Anders Pettersson, Mitchell Quain, Donald Runkle and Matthew Simoncini (the “New Directors” and, collectively with Justin Mirro and Robert Remenar, the “Directors”) were appointed to the board of directors of the Company (the “Board”). Effective February 25, 2021, (i) Messrs. Simoncini, Quain and Runkle were also appointed to the Board’s Audit Committee, with Mr. Simoncini serving as chair, (ii) Messrs. LaSorda and Pettersson were also appointed to the Board’s Compensation Committee, with Mr. LaSorda serving as chair and (iii) Messrs. Quain and Pettersson were also appointed to the Board’s Nominating and Corporate Governance Committee, with Mr. Quain serving as chair.

The Company will reimburse the Directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors. Other than the foregoing, none of the Directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2021, the Company filed its Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01. Other Events.

A total of $230,000,000 of the net proceeds from the IPO and the Private Placement (which includes $8,050,000 of the underwriters’ deferred discount) was placed in a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activities; and (3) the redemption of all of the Company’s public shares if the Company has not completed its initial business combination within 24 months from the closing of the IPO, subject to applicable law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
1.1	Underwriting Agreement by and among the Company and UBS Securities LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the underwriters
3.1	Amended and Restated Certificate of Incorporation
4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company
10.1	Private Placement Warrants Purchase Agreement between the Company and Kensington Capital Sponsor II LLC
10.2	Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Company
10.3	Registration Rights Agreement between the Company and Kensington Capital Sponsor II LLC
10.4	Letter Agreement among the Company, Kensington Capital Sponsor II LLC and each of the officers and directors of the Company
10.5	Form of Indemnity Agreement between the Company and each of the officers and directors of the Company
10.6	Services Agreement between the Company and DEHC LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2021

KENSINGTON CAPITAL ACQUISITION CORP. II

By:	/s/ Daniel Huber
Name:	Daniel Huber
Title:	Chief Financial Officer